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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 1998




                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)


            Tennessee                    000-22217               62-1493316
  (State or other jurisdiction of       (Commission           (I.R.S. employer
  incorporation or organization)        File Number)         identification no.)


     One Burton Hills Boulevard
             Suite 350
           Nashville, TN                                          37215
(Address of principal executive offices)                        (Zip code)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

         Effective March 31, 1998, AmSurg Holdings, Inc. ("Holdings"), a subsidiary of AmSurg Corp. (the "Company") acquired from South Denver Endoscopy Center, Inc. (the "Seller"), a Colorado corporation and unrelated party, a fifty-one percent ownership interest in the assets and assumed certain liabilities comprising the business operations of a gastroenterology ambulatory surgery center (the "Center") in Englewood, Colorado.

         Pursuant to the terms of the Asset Purchase Agreement, dated as of March 18, 1998, by and among Holdings, the Company and the Seller, Holdings paid $3,116,290 in cash and the Company issued 1,131 shares of its Class A Common Stock to the Seller. Approximately $2,600,000 of the cash used in the purchase transaction was provided from borrowings under the Company's revolving credit agreement with SunTrust Bank, Nashville and approximately $500,000 was provided from operating cash flow. The consideration paid to the Seller was determined through arm's-length negotiations between the Company and the shareholders of the Seller. Following the asset purchase, Holdings and the Seller contributed their respective ownership in the assets of the Center into a newly formed limited liability company, The Englewood ASC, LLC, and received proportionate membership therein.


Item 7.  Financial Statements and Exhibits.

         It is impractical to provide at this time the financial statements and pro forma financial information required by Items 7(a) and 7(b). The Company anticipates filing this information in an amendment to this Form 8-K on or prior to June 15, 1998.

 (c) Exhibits:

     2 Asset Purchase Agreement, dated as of March 18, 1998, by and among AmSurg Corp., AmSurg Holdings, Inc., South Denver Endoscopy Center, Inc. and the shareholders thereof.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            AMSURG CORP.


                            By: /s/  Claire M. Gulmi
                               ------------------------------------------------
                               Claire M. Gulmi

                               Senior Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)




Date: April 14, 1998







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                              INDEX TO EXHIBITS


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EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------

  2 Asset Purchase Agreement, dated as of March 18, 1998, by and among AmSurg Corp., AmSurg Holdings, Inc., South Denver Endoscopy Center, Inc. and the shareholders thereof.


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